Exhibit 10.5

SITE Centers corp.

2005 EQUITY DEFERRED COMPENSATION PLAN

May 9, 2019 Restatement

ARTICLE I

PURPOSE; PARTICIPATION

1.1Purpose.  SITE Centers Corp. (the “Company”) previously established effective January 1, 2003, the Developers Diversified Realty Corporation Equity Deferred Compensation Plan (the “Original Plan”) to provide a select group of key management employees of the Company, as well as members of the Company’s Board, with an opportunity to defer the receipt of Common Shares with respect to Eligible Equity Awards.  As a result of the rules provided under the American Jobs Creation Act of 2004 (the “Act”) and Section 409A of the Internal Revenue Code (the “Code”), the Company froze deferrals under the Original Plan effective December 31, 2004, and established the Developers Diversified Realty Corporation 2005 Equity Deferred Compensation Plan (the “Plan”) to reflect deferrals of equity compensation on or after January 1, 2005.  The Plan was amended and restated effective as of January 1, 2009 for the purpose of reflecting the Final Treasury Regulations published under Section 409A of the Code and for other purposes.  The Plan is hereby amended and restated effective as of May 9, 2019 and is hereby renamed the SITE Centers Corp. 2005 Equity Deferred Compensation Plan.

The Plan, which is intended to be a “nonqualified deferred compensation plan” that satisfies the requirements of the Act and Section 409A of the Code, shall be interpreted and administered by the Committee to the extent possible in a manner consistent with that intent.

1.2Participation.  Participation in the Plan will be limited to those key management employees of the Company, as well as members of the Company’s Board, as the Committee in its sole discretion shall designate from time to time to be eligible to make Deferral Elections hereunder.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence, at any time during the term of this Plan, of any of the following events:

(a)the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;

(b)any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities;

(c)during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least twothirds of the directors then still in office who were directors at the beginning of that period; or

(d)a record date is established for determining shareholders of the Company entitled to vote upon (i) a merger or consolidation of the Company with another real estate investment trust, partnership, corporation, or other entity in which the Company is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares of the Company are to be converted into or exchanged for cash, securities or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) the dissolution of the Company.

For purposes of the foregoing definition, “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

Notwithstanding the above, a “409A Change in Control” means a change in control event with respect to the applicable corporation as defined in Treasury Regulation Section l.409A-3(i)(5).  For purposes of this definition, “applicable corporation” means:

(a)the corporation for which the Participant is performing services at the time of the change in control event;

(b)the corporation(s) liable for payment hereunder (but only if either the accrued benefit hereunder is attributable to the performance of service by the Participant for such corporation(s) or there is a bona fide business purpose for such corporation(s) to be liable for such payment and, in either case, no significant purpose of making such corporation(s) liable for such benefit is the avoidance of Federal income tax); or

(c)a corporation that is a majority shareholder of one of the corporations described in (a) or (b) above or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (a) or (b) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Executive Compensation Committee of the Board.

“Company” means SITE Centers Corp., an Ohio corporation.

“Company Equity Plan” means any equity compensation plan maintained by the Company providing for the award of Restricted Stock Units and/or Restricted Stock, including but not limited to the Amended and Restated Developers Diversified Realty Corporation 1992 Employees’ Share Option Plan, the Amended and Restated Developers Diversified Realty Corporation Equity-Based Award Plan of 1996, the Amended and Restated 1998 Developers Diversified Realty Corporation Equity-Based Award Plan, the Amended and Restated 2002 Developers Diversified Realty Corporation Equity-Based Award Plan, the Amended and Restated 2004 Developers Diversified Realty Corporation Equity-Based Award Plan, the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, the 2012 Equity and Incentive Compensation Plan, and the 2019 Equity and Incentive Compensation Plan.

“Deferral Election” means an election, filed with the Committee pursuant to the terms and conditions of this Plan at the time, and in the manner, specified by the Committee, pursuant to which a Participant elects to have all or part of an Eligible Equity Award cancelled and converted into Stock Units under this Plan, and to have such Stock Units credited to his or her Stock Account under this Plan pursuant to Section 4.2 hereof.

“Designated Deferral Period” shall mean the deferral period selected by the Participant with respect to an Eligible Equity Award, which deferral period shall specify the date or dates on which the delivery of Shares with respect to such Eligible Equity Award shall begin; provided however that the Designated Deferral Period specified by a Participant with respect to an Eligible Equity Award shall not end prior to the date on which the shares of Restricted Stock or Restricted Stock Units related to such Eligible Equity Award would otherwise vest and become nonforfeitable in accordance with their terms.  For purposes of this Plan, a Participant’s Designated Deferral Period with respect to an Eligible Equity Award shall end, in accordance with the Participant’s Deferral Election for such Eligible Equity Award, either (i) on the first day of the seventh month following the Participant’s Separation from Service or (ii) on the first day of the month following the month in which the Participant attains the age specified on the applicable Deferral Election.  Notwithstanding the foregoing, in the case of a Participant who has elected a Designated Deferral Period ending on the attainment of a particular age after age 70 (age 65 for Deferral Elections or Subsequent Deferral Elections made prior to May 9, 2019), (i) if he has a Separation from Service prior to the date that precedes his attainment of age 70 (age 65 for Deferral Elections or Subsequent Deferral Elections made prior to May 9, 2019) by seven months or more, delivery or payment to such Participant shall commence with respect to the Deferral Election on the January 1st next following the Participant’s 70th birthday (65th birthday for Deferral Elections or Subsequent Deferral Elections made prior to May 9, 2019), and (ii) if he has a Separation from Service after the date that precedes his attainment of age 70 (age 65 for Deferral Elections or Subsequent Deferral Elections made prior to May 9, 2019) by seven months or more, delivery or payment to such Participant shall commence with respect to the Deferral Election on the first day of the seventh month following his Separation from Service.

“Dividend Equivalent Payments” means the amount of dividends or other distributions to shareholders of the Company that a Participant would have received had the Participant’s Stock Units been actual Shares as of the date of a dividend or other distribution by the Company.

“Eligible Equity Award” means an award of Restricted Stock Units or Restricted Stock made, or to be made, under a Company Equity Plan, and such other awards as may be designated as Eligible Equity Awards by the Committee in its sole discretion.

“Participant” means any eligible management employee or member of the Board who is designated as a Participant in this Plan by the Committee with respect to a Plan Year and who participates in this Plan by timely completing a Deferral Election.

“Plan Year” means each calendar year.

“Related Employer” means any employer other than the Company that is a member with the Company of a controlled group of corporations (as defined in Section 414(b) of the Code) or trades or business (whether or not incorporated) under common control (as defined in Section 414(c) of the Code).

“Restricted Stock” means Shares awarded, or to be awarded, to a Participant in the form of restricted stock under and pursuant to the terms of a Company Equity Plan.

“Restricted Stock Subaccount” means the bookkeeping subaccount maintained by the Company for a Participant under Section 4.3 with respect to the Participant’s Restricted Stock that is subject to a Deferral Election (or a Subsequent Deferral Election) hereunder.

“Restricted Stock Unit Subaccount” means the bookkeeping subaccount maintained by the Company for a Participant under Section 4.3 with respect to the Participant’s Restricted Stock Units that are subject to a Deferral Election (or a Subsequent Deferral Election) hereunder.

“Restricted Stock Units” means a contractual right to receive Shares from the Company at a specified future date or dates to a Participant under and pursuant to the terms of a Company Equity Plan.  For the avoidance of doubt, the term “Restricted Stock Units” includes awards of deferred shares that satisfy the foregoing definition.

“Separation from Service” means the date the Participant retires or otherwise has a termination of employment (or a termination of the contract pursuant to which the Participant has provided services as a member of the Board) with the Company and all Related Employers, as further defined in Treasury Regulation Section 1.409A-1(h); provided, however, that

(a)For purposes of this definition, the term “Related Employer” shall be modified as follows:

(i)In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent” appears in Section 1563(a)(1), (2) and (3) of the Code; and

(ii)In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) under common control for purposes of Section 414(c) of the Code, the phrase “at least 50%” shall be used instead of “at least 80 percent” each place “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2.

(b)In the event a Participant provides services to the Company or a Related Employer as an employee and as a member of the Board,

(i)The employee Participant’s services as a director are not taken into account in determining whether the Participant has a Separation from Service as an employee; and

(ii)The director Participant’s services as an employee are not taken into account in determining whether the Participant has a Separation from Service as a director;

provided that this Plan is not aggregated with a plan subject to Section 409A of the Code in which the director Participant participates as an employee of the Company or a Related Employer or in which the employee Participant participates as a director of the Company or a Related Employer, as applicable, pursuant to Treasury Regulation Section l.409A-l (c)(2)(ii).

“Shares” means the Common Shares, par value $0.10 per share, of the Company.

“Stock Account” means an individual bookkeeping account established for a Participant pursuant to Section 4.3 hereof, with respect to Stock Units credited to the Participant, which consists of the Participant’s Restricted Stock Unit Subaccount and Restricted Stock Subaccount.

“Stock Units” means the units credited to a Participant’s Stock Account, as described in Section 4.2 hereof.  Each Stock Unit credited to a Participant’s Stock Account shall represent the right, subject to the terms and conditions of this Plan, to receive one (1) Share at the end of the Participant’s Designated Deferral Period.

“Subsequent Deferral Election” means an election, filed with the Committee on or before the date prescribed by the Committee, pursuant to which a Participant elects to have the delivery of Shares attributable to Stock Units previously credited to his or her Stock Account under the Plan deferred past the then current Designated Deferral Period; provided however, that no Subsequent Deferral Election shall be valid unless (i) such Subsequent Deferral Election is made at least twelve (12) months before the scheduled expiration of the then current Designated Deferral Period, (ii) any such extension is for a period of not less than five (5) years after the end of the then current Designated Deferral Period for such Stock Units, and (iii) such Subsequent Deferral Election has been made at least twelve (12) months prior to the date payment of his or her Stock Account would otherwise have been made.

ARTICLE III

PARTICIPATION

3.1Eligibility and Participation.  Employees who shall be eligible to participate in this Plan shall be those employees who are or who become executive officers or members of the key management team of the Company.  The Committee shall have the sole and exclusive right to determine which employees and members of the Board will be selected to participate in the Plan in any given Plan Year.  The Committee may terminate the participation of any Participant in the Plan at any time, provided that such termination of participation shall not affect amounts previously credited to his or her Stock Account, which shall continue to be subject to all of the terms and conditions of this Plan, nor affect the terms of any Deferral Election except as permitted pursuant to Section 4.6.

ARTICLE IV

DEFERRAL ELECTIONS

4.1Deferral Elections.

(a)The Committee will designate the Participants who are eligible to participate in this Plan for any Plan Year.  Each eligible employee or member of the Board who has been designated by the Committee as a Participant in this Plan for any Plan Year may file a Deferral Election with the Committee at the time and in the form prescribed by the Committee, and in accordance with such rules and procedures as may be established by the Committee in its sole discretion; provided, however that a Deferral Election with respect to a Plan Year, in order to be valid, must be delivered to the Committee not later than the close of the calendar year immediately preceding the Plan Year in which the Eligible Equity Award is awarded.  Once made, a Participant’s Deferral Election or Subsequent Deferral Election shall be irrevocable (except as may be permitted by the IRS in connection with the promulgation of regulations or other guidance that may be issued under Section 409A of the Code, or any successor provision of the Code).

(b)In the case of the first year in which an eligible employee or member of the Board becomes eligible to participate in the Plan, such individual may file any initial Deferral Election with the Committee in the form prescribed by the Committee within 30 days after the date he becomes eligible to participate in the Plan, with respect to compensation paid for services to be performed after the election.

(c)A Deferral Election shall be deemed to have been made only when the completed and executed form of Deferral Election is received by the Committee or its designated agent.  A separate Deferral Election shall be made by an eligible Participant with respect to each Eligible Equity Award to be subject to a Deferral Election during such Plan Year.  If permitted under the rules and procedures established by the Committee from time to time, a Participant’s Deferral Election may specify the percentage, vesting tranche, or other portion of the Eligible Equity Award to be subject to the Deferral Election, and a Participant may make a separate Deferral Election with respect to each vesting tranche of the Eligible Equity Award.  If an eligible Participant fails to file a Deferral Election with respect to an Eligible Equity Award by the date specified by the Committee with respect to any Plan Year (or within the period permitted under Section 4.1(b) with respect to a newly eligible Participant), he or she shall be deemed to have elected not to make a Deferral Election with respect to such Eligible Equity Award for such Plan Year.

4.2Effect of Deferral Election; Subsequent Deferral Elections.

(a)If a Participant timely files a Deferral Election with the Committee with respect to an Eligible Equity Award, the following provisions will apply:

(1)Each share of Restricted Stock subject to a Deferral Election will be automatically cancelled as of the first day of the Plan Year to which such Deferral Election relates (or such later date on which it is awarded or as may be specified by the Committee in accordance with Section 409A of the Code) and will be replaced with a corresponding Stock Unit credited to the Participant’s Restricted Stock Subaccount in accordance with Section 4.3.  Stock Units credited to a Participant’s Restricted Stock Subaccount shall vest or be forfeited by the Participant in the same manner, and subject to the same terms and conditions, as applied to the shares of Restricted Stock for which the Stock Units were substituted.  As a result of a valid Deferral Election with respect to Restricted Stock, the Participant shall be entitled to a future distribution of one Share with respect to each vested Stock Unit credited to the Participant’s Restricted Stock Subaccount relating to such Deferral Election upon the expiration of the applicable Designated Deferral Period.

(2)Each Restricted Stock Unit subject to a Deferral Election will be automatically cancelled as of the first day of the Plan Year to which such Deferral Election relates (or by such later date on which the related award is made or as may be specified by the Committee in accordance with Section 409A of the Code) and will be replaced with a corresponding Stock Unit credited to the Participant’s Restricted Stock Unit Subaccount in accordance with Section 4.3.  Stock Units credited to a Participant’s Restricted Stock Unit Subaccount shall vest or be forfeited by the Participant in the same manner, and subject to the same terms and conditions, as applied to the Restricted Stock Units for which the Stock Units were substituted.  As a result of a valid Deferral Election with respect to Restricted Stock Units, the Participant shall be entitled to a future distribution of one Share with respect to each vested Stock Unit credited to the Participant’s Restricted Stock Unit Subaccount relating to such Deferral Election upon the expiration of the applicable Designated Deferral Period.

(b)Each Participant who has filed a Deferral Election with respect to an Eligible Equity Award may file a Subsequent Deferral Election thereby electing to extend the Designated Deferral Period with respect to the Participant’s Stock Units relating to such Deferral Election.  A valid Subsequent Deferral Election, if made, will extend the delivery date of the Shares represented by the Stock Units subject thereto until the end of Participant’s Designated Deferral Period, as amended by such Subsequent Deferral Election.  A Subsequent Deferral Election must be filed with the Committee at the time and in the form prescribed by the Committee, in accordance with such additional rules and procedures as may be established by the Committee in its sole discretion.  Once made, a Participant’s Subsequent Deferral Election shall be irrevocable.

4.3Stock Accounts.

(a)The Committee shall establish and maintain a bookkeeping account in the name of each Participant who makes a Deferral Election during the course of his or her participation in the Plan.  Each Participant’s Stock Account shall consist of the sum of the Stock Units credited to the Participant’s Restricted Stock Unit Subaccount and Restricted Stock Subaccount.  Each Participant’s Stock Account (and the appropriate subaccount) shall be adjusted as follows:

(1)as of the date specified in Section 4.2(a)(1) or (2) on which the Restricted Stock or Restricted Stock Units subject to the Participant’s Deferral Election are cancelled, the Participant’s Restricted Stock Unit Subaccount or Restricted Stock Subaccount, as the case may be, shall be credited with that number of Stock Units equal to the number of Shares to which the Deferral Election relates;

(2)as of the date on which Shares are distributed to the Participant in accordance with Section 4.4, the Participant’s Stock Account (and appropriate subaccount) shall be reduced by an equal number of Stock Units; and

(3)as of the date on which any Stock Units are forfeited by the Participant in connection with a termination of the Participant’s employment with the Company or membership on the Board prior to the time at which such Stock Units shall have vested as provided in Section 4.2(a)(1) or (2), as the case may be, the Participant’s Stock Account (and appropriate subaccount) shall be reduced by the number of Stock Units that are forfeited by the Participant.

In the event of changes that impact the Company’s capital structure, or Share status, each Participant’s Stock Account and the number of Stock Units credited thereto shall be equitably adjusted by the Committee in its sole discretion in a manner consistent with adjustments made to outstanding equity awards pursuant to the Company Equity Plans.

(b)Notwithstanding anything to the contrary in the Plan or in any Deferral Election hereunder, in the event of a Change in Control of the Company all Stock Units previously credited to a Participant’s Stock Account shall become fully and immediately vested.  Moreover, in the event of a 409A Change in Control, a Participant’s Designated Deferral Period(s) under the Plan shall automatically end on the effective date of such 409A Change in Control and distribution shall be made in a single payment on the tenth business day thereafter.  However, if the Committee determines to permit elections relating to distribution in the event of a 409A Change in Control (a “Change in Control Election”), which elections shall apply only to amounts credited pursuant to Deferral Elections made at the time of or after the Change in Control Election, a Participant may elect, pursuant to a Deferral Election, that his otherwise applicable Designated Deferred Period(s) shall not end on the effective date of such 409A Change in Control.

4.4Distribution of Shares from Stock Accounts; Forfeiture of Stock Units.

(a)Subject to any limitation set forth in this Plan or any other limitations as may be established by the Committee in its sole discretion, each Participant shall specify the payment method with respect to his or her Stock Account at the time he or she makes a Deferral Election or a Subsequent Deferral Election with respect to all or part of an Eligible Equity Award.  A Participant may elect to have his or her vested Stock Units with respect to any Eligible Equity Award paid in the following manner following the expiration of the Participant’s Designated Deferral Period with respect to such Eligible Equity Award:

(1)a single lump sum; or

(2)for Deferral Elections or Subsequent Deferral Elections made prior to May 9, 2019, equal or substantially equal monthly installments over a period of between 12 and 120 months, as elected by the Participant; or

(3)for Deferral Elections or Subsequent Deferral Elections made on or after May 9, 2019, equal or substantially equal annual installments over a period of between 2 and 10 years, as elected by the Participant.

Subject to such rules and procedures as may be established by the Committee in its sole discretion, a Participant may elect a different manner of payment as described in the preceding sentence for each vesting tranche or other portion of an Eligible Equity Award for which a separate Deferral Election is made.  Notwithstanding any Plan provision to the contrary, any payments or distributions with respect to the vested Stock Units credited to a Participant’s Stock Account under this Plan shall in all cases be satisfied by the delivery by the Company of a number of Shares equal to the number of Stock Units with respect to which such distribution is being made.  Notwithstanding any Plan provision to the contrary, in accordance with Sections 4.l(a) and 4.2(b) a Participant may make certain modifications or further elections.

(b)Notwithstanding anything to the contrary in this Plan, no distribution shall be made with respect to any Stock Units that have not vested in accordance with the vesting provisions that applied to the shares of Restricted Stock or Restricted Stock Units to which such Stock Units relate, including the vesting provisions of Section 4.3(b) or any vesting which occurs by reason of the Committee’s action to vest such Stock Units.  In the event of a Participant’s Separation from Service, any Stock Units that have not vested as of the date of such event in accordance with the vesting and forfeiture provisions that applied to the related shares of Restricted Stock or Stock Units shall be forfeited by the Participant for no consideration.

4.5Dividend Equivalent Payments.  Each Participant will be entitled to a cash payment of additional compensation from the Company in an amount equal to the Dividend Equivalent Payments with respect to the Participant’s Stock Units.  Such amount shall be paid to the Participant not later than five (5) business days following the date of distribution of the dividend to which such Dividend Equivalent Payment relates.

4.6Unforeseeable Emergency Withdrawals.  Notwithstanding any other provision of this Plan to the contrary, payments may be made to a Participant from his or her vested Stock Account in the event of an “unforeseeable emergency.”  For purposes of this Plan, an “unforeseeable emergency” shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that will constitute a “unforeseeable emergency” will depend upon the facts and circumstances of each case, but, in any event, payment may not be made to the extent that such hardship is or may be relieved:

(a)through reimbursement or compensation by insurance or otherwise; or

(b)by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(c)by cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

4.7Death or Disability.  In the event a Participant’s service is terminated by reason of death or disability prior to the distribution of any portion of his benefits, any other provision of the Plan to the contrary notwithstanding, the Company shall, within ninety days of the date of service termination, commence distribution of benefits to the Participant (or to the beneficiary or beneficiaries in the event of death).  For purposes of the Plan, a Participant will be considered to have a “disability” if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  Distribution shall be made in accordance with the method of distribution elected by the Participant pursuant to this Article IV.  In the event a Participant’s death or disability occurs after distribution of benefits hereunder has begun, the Company shall continue to make distributions to the Participant (or to the beneficiary or beneficiaries in the event of death) in accordance with the methods of distribution elected by the Participant pursuant to this Article IV.

4.8Cash-Out of Small Benefits.  Notwithstanding any provision of the Plan to the contrary, if the Participant’s total balance in his or her Stock Account, in addition to the Participant’s balances and accounts under any other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan with the Plan under Treasury Regulation Section 1.409A-1(c)(2) (the “Aggregate Account Balance”), is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code ($19,000 for 2019), then the Company may, in the discretion of the Committee or any Executive Vice President acting on behalf of the Company, pay the Participant’s entire Aggregate Account Balance in an immediate lump sum.  Any such exercise of discretion shall be evidenced in writing not later than the date of payment.  In no event will a Participant have discretion to determine whether his or her Aggregate Account Balance will be paid in an immediate lump sum pursuant to this Section 4.8.  For purposes of determining the present value of the distribution under this Section 4.8, the value of each Stock Unit will equal the closing price of a Share on the 5th trading day immediately preceding the date of the distribution pursuant to this Section 4.8.

ARTICLE V

MISCELLANEOUS

5.1Beneficiaries.  Each Participant shall have the right to designate one or more beneficiaries to receive distributions in the event of the Participant’s death by filing with the Company a beneficiary designation on a form provided by the Committee.  The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to his or her death by the delivery to the Company of a new beneficiary designation form.  If no beneficiary shall have been designated, or if no designated beneficiary shall survive the Participant, distribution pursuant to this provision shall be made to the Participant’s estate.

5.2Administration.  Except for those powers and duties expressly reserved for the Board hereunder, this Plan shall be administered by the Committee or any Executive Vice President acting on behalf of the Company.  The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals who will be allowed to participate in this Plan.  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing this Plan, including the form and timing of Deferral Elections and Subsequent Deferral Elections, as it shall, from time to time, deem advisable.  The Committee shall also have the authority to direct designated officers or employees of the Company or other advisers to prepare such materials or perform such analysis as the Committee deems necessary or appropriate, or to otherwise supervise the administration of this Plan.  All decisions of the Committee shall be binding upon all Participants and their respective legal representatives, successors and assigns, and any and all persons claiming under or through any of them, shall be bound by the determinations of the Committee.  No member of the Committee shall be liable to any Participant or to the Company for any determination made within the scope of the administrative and interpretive functions granted by the Board.  No member of the Committee shall participate in any discussion or determination involving his or her own entitlement to benefits or the form of payment of such benefits.

5.3Reports.  Until a Participant’s entire Stock Account shall have been paid out in full or forfeited, the Company will furnish to the Participant a report, at least annually, setting forth any changes in such account and the status of such account with respect to the vesting of amounts credited to such account.

5.4Assignment and Alienation of Benefits.  The right of each Participant to payment of any account hereunder shall not, to the extent permitted by law, be subject in any manner to attachment or other legal process for the debts of such Participant, and no account shall be subject to anticipation, alienation, sale, pledge, transfer, assignment or encumbrance.

5.5Employee and Shareholder Status.  Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, including but not limited to a Participant’s membership on the Board.  The Plan will not give any person any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan.  Participation in the Plan shall not create any rights in a Participant (or any other person) as a shareholder of the Company until Shares are registered in the name of the Participant (or such other person).

5.6Assets.  No Participant or party claiming an interest in amounts deferred by or on behalf of a Participant shall have any interest whatsoever in any specific asset of the Company.  To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.  No assets shall be segregated or earmarked in respect of any Stock Units, Dividend Equivalent Payments, or Stock Accounts.  The Plan and the crediting of Stock Accounts hereunder shall not constitute a trust and shall be structured solely for the purpose of recording an unsecured contractual obligation.  All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.  Notwithstanding the above, the Company will establish a “rabbi trust” and will contribute to such trust, not later than March 31st of each calendar year during which the Plan remains in existence or at such earlier time or times as may be determined by the Company, that number of Shares equal to the number of Stock Units credited to Participants’ Stock Accounts under the Plan.  Distributions of Shares required to be made by the Company to any Participant hereunder may be paid from the assets of such trust.  Any “rabbi trust” established under this Plan will not include provisions of the type described in Code Section 409A(b)(1) (relating to non-U.S. trusts) or Code Section 409A(b)(2) (relating to a change in the Company’s financial health).  This Plan is intended to be an unfunded nonqualified deferred compensation plan which is neither an “employee welfare benefit plan” nor an “employee pension benefit plan” within the meaning of Section 3(1) or (2) of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

5.7Taxes.  The Company shall not be responsible for the tax consequences under federal, state or local law of any election made by any Participant under the Plan.  The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require prior to the payment or distribution of any amount hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld with respect to any such payment or distribution to the Participant.  In addition, to the extent the Company shall be required, prior to the date on which payments or other distributions are to be made to a Participant under this Plan, to withhold any taxes in connection with any Stock Units credited to a Participant’s account under this Plan, the Participant agrees that the Company shall have the right to withhold such taxes from compensation or fees otherwise payable to the Participant or to otherwise require direct payment of such withholding taxes by the Participant to the Company.

5.8Amendment or Termination.  Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however that any such amendment, suspension or termination shall not, without the Participant’s consent, adversely affect the rights including but not limited to forfeiture or accelerated vesting of any Stock Units previously credited to the Participants’ Stock Accounts prior to the effective date of such amendment, suspension or termination.

5.9Effective Date.  This Plan was adopted by the Board effective as of January 1, 2005 (the “Effective Date”), and is amended and restated as set forth herein effective May 9, 2019 and such other dates as are specified herein and shall remain in effect until terminated pursuant to Section 5.8.

5.10Applicable Law.  This Plan shall be interpreted under the laws of the State of Ohio.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 28th day of May, 2019.

SITE CENTERS CORP.

BY:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Title: Executive Vice President